Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 22, 2017, relating to the financial statements and financial highlights, which appear in Third Avenue Value Fund and Third Avenue International Value Fund’s Annual Report on Form N-CSR for the year ended October 31, 2017. We consent to the references to us under the heading “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
December 22, 2017